EXHIBIT (15)

AWARENESS LETTER OF INDEPENDENT ACCOUNTANTS








Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Dear Sirs:

We are aware that Nalco Chemical Company has included our report dated July 31, 1995 (issued pursuant to the provisions of Statement on Auditing Standards No. 71) in the Prospectuses constituting part of its Registration Statements on Form S-3 (Nos. 33-57363, 33-53111, 33-9934, and 2-97721) and Form S-8 (Nos. 33-54377, 33-38033, 33-38032,
33-29149, 2-97721, 2-97131 and 2-82642). We are also aware of our responsibilities under the Securities Act of 1933.


Yours very truly,



Price Waterhouse LLP


By:	Robert R. Ross
Engagement Partner


August 10, 1995
Chicago, Illinois